Exhibit 9(a)


                           SPECIAL SERVICING AGREEMENT

         THIS SPECIAL SERVICING AGREEMENT ("Agreement"), made as of this 15th day of November, 1996, by and among Scudder Pathway Series ("Pathway Series"), each fund which is listed on Appendix A (as such Appendix may be amended from time to time) and which evidences its agreement to be bound hereby by executing a copy of this Agreement (such funds hereinafter called the "Underlying Funds"), Scudder, Stevens & Clark, Inc. ("SSC"), Scudder Service Corporation ("Scudder Service"), Scudder Fund Accounting Corporation ("SFAC"), Scudder Trust Company ("STC") and Scudder Investor Services, Inc. ("SIS").

                              W I T N E S S E T H:

         WHEREAS, Pathway Series and each of the Underlying Funds are registered as open-end, diversified or non-diversified management investment companies under the Investment Company Act of 1940, as amended.

         WHEREAS, Pathway Series and the Underlying Funds have each entered into agreements with Scudder Service ("Service Agreements") under which Scudder Service provides Pathway Series and the Underlying Funds transfer agent services and various participant account, participant employer record keeping and

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shareholder services in return for such compensation as is set forth therein;

         WHEREAS, Pathway Series has entered into an agreement with SFAC, and each of the Underlying Funds has either entered into an agreement, or intends to enter into an agreement, with SFAC ("Sub-Accounting Agreements") for the provision of sub-accounting and other services in return for such compensation as is set forth therein;

         WHEREAS, Pathway Series has entered into an agreement with STC, ("Record-Keeping Agreements") for the provision of record-keeping and other services in connection with certain retirement and employee benefit plans in return for such compensation as is set forth therein;

         WHEREAS, Pathway Series has entered into an underwriting agreement with SIS ("Underwriting Agreements") for the provision of distribution services in connection with Pathway Series' shares;

         WHEREAS, Pathway Series has entered into an Investment Management Agreement with SSC ("IMA") dated November 15, 1996 for the provision of investment management services. Under the IMA, SSC will be responsible for the

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payment of various Pathway Series expenses, pursuant to this Agreement;

         WHEREAS, Pathway Series has entered into an agreement with State Street Bank and Trust Company ("State Street"), and each of the Underlying Funds has entered into an agreement with either State Street or Brown Brothers Harriman & Co. (together referred to as "Custodian Agreements") under which the Custodian is to furnish Pathway Series and the Underlying Funds various custodial services in return for such compensation as is set forth in the Custodian Agreements;

         WHEREAS, Pathway Series is expected to provide a means by which the Underlying Funds can eliminate shareholder accounts which are or would be invested directly in the Underlying Funds;

         WHEREAS, such shareholder account reduction can reduce the fees of the Underlying Funds due Scudder Service under the Service Agreements and various other fees and expenses that would otherwise be incurred by the Underlying Funds (such expenses are further defined below as Variable Expenses, and such reduction in Variable Expenses is hereinafter referred to as "Savings");

         WHEREAS, Pathway Series will invest its assets exclusively in the Underlying Funds, except for temporary defensive purposes and cash or cash items necessary to meet current expenses and redemptions; and

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         WHEREAS, the Board of Directors/Trustees of each Underlying Fund has determined that it is reasonable to expect the aggregate expenses as described below of Pathway Series to be less than the estimated Savings to each of the Underlying Funds from the operation of Pathway Series; and such determination by the Board of Directors/Trustees is based on some or all of the following factors, among others as they apply to each Underlying Fund:

          a. The amount of Pathway Series expenses to be absorbed by each Underlying Fund.

          b. The amount of assets invested in each Underlying Fund by Pathway Series;

          c. The average and median account sizes for the Underlying Funds and Pathway Series;

          d. The rate at which Variable Expenses (i.e., expenses for shareholder servicing, marketing to increase or maintain account size, account management, transfer and dividend disbursing agency services, and prospectuses, shareholder reports, proxies and similar communications) and Fixed Expenses (i.e., expenses for accounting, custodial, auditing and legal services, state registration, filing, and directors fees and organization and various miscellaneous expenses) are incurred by Pathway Series and the Underlying Funds; and

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          e.   The relationship between Variable and Fixed Expenses in the
               Underlying Funds and Pathway Series.

         NOW, THEREFORE, in consideration of the promises and mutual covenants made herein, it is agreed between and among the parties hereto as follows:

         1.       PATHWAY SERIES EXPENSES

                  SFAC will calculate the separate amounts of fees and expenses allocable to Pathway Series due under the Custodian, Service, Sub-Accounting, Record-Keeping and Underwriting Agreements referred to above and agreements or arrangements with third-parties for record-keeping and other administrative services, as well as any other amounts due persons as a result of Pathway Series operations under any other agreement or otherwise ("Expenses"), excluding non-recurring and extraordinary expenses. Such non-recurring and extraordinary expenses include: the fees and costs of actions, suits or proceedings, and any penalties, damages or payments in settlement in connection therewith, for which the Pathway Series and/or a portfolio or series thereof ("Pathway Portfolio") may be liable directly, or which it may incur as a


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                  result of its legal obligation to provide indemnification to its officers, directors and agents; the fees and costs of any governmental investigation and any fines or penalties in connection therewith; and any federal, state or local tax, or related interest, penalties or additions to tax for which Pathway Series or any Pathway Portfolio may be liable. Under unusual circumstances, the parties may agree to exclude certain other amounts from Expenses. In addition, SFAC will calculate the estimated Savings to each Underlying Fund.

         2.       UNDERLYING FUNDS' PAYMENT OF EXPENSES

                  Subject to Paragraph 3, each of the Underlying Funds agrees to pay its pro rata share of the Expenses based on the proportion which the average daily value of its shares owned by all Pathway Portfolios in the aggregate bears to the average daily value of all shares of Underlying Funds owned by all Pathway Portfolios in the aggregate, provided that no Underlying Fund will pay such Expenses in excess of the estimated Savings to it ("Excess Expense"). The Underlying Funds shall pay such expenses in accordance with instructions from SFAC.

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         3.       PAYMENT BY SSC

                  SSC agrees that, at all times, it will bear any Excess Expense described in Paragraph 2 and shall pay such Excess Expenses in accordance with instructions from SFAC.

         4.       USE OF SCUDDER NAME

                  Pathway Series may utilize the "Scudder" name so long as (i) this Agreement and the IMA remain in effect, (ii) the assets of Pathway Series are invested solely in shares of the Underlying Funds (except for such cash or cash items as may be maintained from time to time to meet current expenses and redemptions), and (iii) SSC, as Pathway Series' investment adviser, utilizes the assets deposited with the Custodian, from the sale of Pathway Series' shares, to promptly purchase shares of an Underlying Fund and to effect redemption or exchange of such shares in the manner provided by the objectives and policies of each Pathway Portfolio.

         5.       OPINION OF COUNSEL

                  At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with


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                  such instructions or with the advice or opinion of such legal counsel.

         6.       LIABILITIES

                  No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

         7.       TERM OF AGREEMENT:  AMENDMENT; RENEWAL

                  The term of this Agreement shall begin on November 15, 1996, and unless sooner terminated as herein provided, the Agreement shall remain in effect through September 30, 1997. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Directors/Trustees of each Underlying Fund and Pathway Series, including a majority of the independent Directors/Trustees of each such Fund. In determining whether to renew this Agreement, the Directors/Trustees of the Underlying Funds may request, and SSC will furnish, such information relevant to determining the past and expected


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                  future relationship between the Savings and Expenses. The
                  Agreement may be modified or amended from time to time by mutual written agreement between the parties hereto. Upon termination hereof, outstanding obligations hereunder shall survive. This Agreement may be amended in the future to include as additional parties to the Agreement other investment companies for which SSC serves as investment adviser.

         8.       ASSIGNMENT

                  This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of SSC, the Underlying Funds and Pathway Series. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

         9.       NOTICE

                  Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for


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                  this purpose the address of all parties to this Agreement is
                  Two International Place, Boston, MA 02109, Attention: Thomas
                  F. McDonough.

         10.      INTERPRETIVE PROVISIONS

                  In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or State Law or regulation. Also, no existing provision of this Agreement, or interpretive or additional provision described above, shall be effective if, as a result, any Pathway Portfolio or any Underlying Fund would lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code.

         11.      STATE LAW

                  This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.

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         12.      CAPTIONS

                  The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         With respect to a party which is organized as a Massachusetts business trust, references in this Agreement to the party mean and refer to the Trustees from time to time serving under its Declaration of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which the party conducts its business. The obligations of the party hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the party personally, but bind only the trust property of the party, as provided in said Declaration of Trust.

         With respect to a party which is organized as either a Massachusetts business trust or a Maryland corporation, if the party has more than one series, no series of the party other than the series on whose behalf an obligation shall have been undertaken shall be responsible for the obligations of the series, and third parties shall look only to the assets of that series to satisfy those obligations.

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         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

                       Scudder Global Fund, Inc.,
                         on behalf of
                               Scudder Emerging Markets Income Fund,
                               Scudder Global Fund,
                               Scudder Global Discovery Fund,
                               Scudder International Bond Fund, and
                               Scudder Global Bond Fund

                       Scudder International Fund, Inc.,
                         on behalf of
                               Scudder International Fund,
                               Scudder Pacific Opportunities Fund,
                               Scudder Emerging Markets Growth Fund,
                               Scudder Latin America Fund, and

                       Scudder Mutual Funds, Inc.,
                         on behalf of
                               Scudder Gold Fund

                       Scudder Portfolio Trust,
                         on behalf of
                               Scudder Income Fund, and
                               Scudder High Yield Bond Fund

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                       Scudder Equity Trust,
                         on behalf of
                               Scudder Capital Growth Fund, and
                               Scudder Value Fund

                       Scudder Investment Trust,
                         on behalf of
                               Scudder Growth and Income Fund,
                               Scudder Quality Growth Fund, and
                               Scudder Classic Growth Fund

                       Scudder Funds Trust,
                         on behalf of
                               Scudder Short Term Bond Fund

                       Scudder Securities Trust,
                         on behalf of
                               Scudder Development Fund,
                               Scudder Small Company Value Fund,
                               Scudder 21st Century Growth Fund, and
                               Scudder Micro-Cap Fund



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                  Scudder GNMA Fund


                  By:__________________________________________
                          David S. Lee, Vice President



                  Scudder Cash Investment Trust

                  Scudder Pathway Series


                  By:__________________________________________
                             David S. Lee, President



                  Scudder, Stevens & Clark, Inc.


                  By:__________________________________________
                         David S. Lee, Managing Director



                  Scudder Service Corporation

                  By:__________________________________________
                          David S. Lee, Vice President



                  Scudder Investor Services, Inc.

                  By:__________________________________________
                             David S. Lee, President



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                  Scudder Trust Company

                  By:__________________________________________
                             David S. Lee, President



                  Scudder Fund Accounting Corporation

                  By:__________________________________________
                             David S. Lee, President

Dated:   November 15, 1996

  * This Agreement has been signed by each party which is a Massachusetts business trust by its President or Vice President in that capacity and not individually.



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                                   APPENDIX A

         The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement by executing the Agreement on the dates indicated thereon:

                       Scudder Global Fund, Inc.,
                         on behalf of
                               Scudder Emerging Markets Income Fund,
                               Scudder Global Fund,
                               Scudder Global Discovery Fund,
                               Scudder International Bond Fund, and
                               Scudder Global Bond Fund

                       Scudder International Fund, Inc.,
                         on behalf of
                               Scudder International Fund,
                               Scudder Pacific Opportunities Fund,
                               Scudder Emerging Markets Growth Fund, and
                               Scudder Latin America Fund

                       Scudder Mutual Funds, Inc.,
                         on behalf of
                               Scudder Gold Fund

                       Scudder Portfolio Trust,
                         on behalf of
                               Scudder Income Fund, and
                               Scudder High Yield Bond Fund

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                        Scudder Equity Trust
                          on behalf of,
                               Scudder Capital Growth Fund, and
                               Scudder Value Fund

                        Scudder Investment Trust,
                          on behalf of
                               Scudder Growth and Income Fund,
                               Scudder Quality Growth Fund, and
                               Scudder Classic Growth Fund

                        Scudder Funds Trust,
                          on behalf of
                               Scudder Short Term Bond Fund

                        Scudder Securities Trust,
                          on behalf of
                               Scudder Development Fund,
                               Scudder Small Company Value Fund,
                               Scudder 21st Century Growth Fund, and
                               Scudder Micro-Cap Fund
                               Scudder GNMA Fund
                               Scudder Cash Investment Trust
                               Scudder Pathway Series

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